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                                    EXHIBIT A

(21) SUBSIDIARIES OF THE REGISTRANT

                                                 PERCENT OF           JURISDICTION
NAME                                              OWNERSHIP          OF ORGANIZATION
----                                             ----------   ----------------------------
AmeriServ Financial Bank                            100%      Commonwealth of Pennsylvania
   216 Franklin Street
   P.O. Box 520
   Johnstown, PA 15907

AmeriServ Life Insurance Company                    100%      State of Arizona
   101 N. First Avenue #2460
   Phoenix, AZ 85003

AmeriServ Trust and Financial Services Company      100%      Commonwealth of Pennsylvania
   216 Franklin Street
   P.O. Box 520
   Johnstown, PA 15907

AmeriServ Associates, Inc                           100%      Commonwealth of Pennsylvania
   734 South Atherton Street
   State College, PA 16801


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